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                                                     REGISTRATION NO. 333-104553

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              _____________________

                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                  FORM SB-2 ON
                                    FORM S-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              _____________________

                                MICROISLET, INC.
                                ----------------
                 (Name Of Small Business Issuer In Its Charter)

            NEVADA                                        88-0408274
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                        6370 NANCY RIDGE DRIVE, SUITE 112
                          SAN DIEGO, CALIFORNIA, 92121
                                 (858) 657-0287

(Address and Telephone Number of Principal Executive Offices and Principal Place
                                  of Business)

                              _____________________
                         JAMES R. GAVIN III, M.D., PH.D.
                  INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                MICROISLET, INC.
                        6370 NANCY RIDGE DRIVE, SUITE 112
                          SAN DIEGO, CALIFORNIA, 92121
                                 (858) 657-0287
            (Name, Address and Telephone Number of Agent For Service)
                              _____________________

                                   Copies To:
                              JOHN D. TISHLER, ESQ.
                             STEPHEN R. LASALA, ESQ.
                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
                        12544 HIGH BLUFF DRIVE, SUITE 300
                               SAN DIEGO, CA 92130
                                 (858) 720-8900

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

No longer applicable because the shares are being removed from registration.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) may determine.



                          DEREGISTRATION OF SECURITIES

         MicroIslet, Inc., a Nevada corporation ("MicroIslet"), filed a Registration Statement on Form SB-2 (File No. 333-104553) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on April 15, 2003 registering shares of MicroIslet's common stock, par value $.001 per share to be sold by the selling stockholder named therein. The Commission declared the Registration Statement effective on April 23, 2003. Post-Effective Amendment No. 1 was filed on Form S-2 on May 28, 2004 and declared effective on June 14, 2004. Post-Effective Amendment No. 2 was filed on April 23, 2005.

         In accordance with the undertaking contained in Part II, Item 17(a)(3) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-B, MicroIslet files this post-effective amendment to remove from registration all of the shares which remain unsold under the registration statement as of the date hereof. MicroIslet is deregistering these shares because its obligation to maintain the effectiveness of the Registration Statement with respect to such shares has expired.

         Accordingly, MicroIslet files this Post-Effective Amendment No. 3 to the Registration Statement to deregister up to 5,021,803 shares of its common stock covered by the Registration Statement that remain unsold as of the date hereof.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment on Form S-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 27th day of January, 2006.

                                   MICROISLET, INC.

                                   /s/ James R. Gavin III, M.D., Ph.D.
                                   ---------------------------------------------
                                   James R. Gavin III, M.D., Ph.D.
                                   Interim President and Chief Executive Officer and Director (Principal Executive Officer)


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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Signature                                                       Title                                       Date
---------                                                       -----                                       ----
/s/ James R. Gavin III, M.D., Ph.D.             Interim President and Chief Executive Officer and      January 27, 2006
---------------------------------------         Director (Principal Executive Officer)
James R. Gavin III, M.D., Ph.D.

                                                Chairman and Director                                  January 27, 2006
--------------------------------------
John J. Hagenbuch

              *                                 Vice Chairman and Director                             January 27, 2006
--------------------------------------
Myron A. Wick III


/s/ Kevin A. Hainley                            Interim Chief Financial Officer                        January 27, 2006
---------------------------------------         (Principal Financial and Accounting Officer)
Kevin A. Hainley

                                                Chief Operating Officer and Director                   January 27, 2006
---------------------------------------
Hartoun Hartounian, Ph.D.

/s/ John F. Steel IV                            Director                                               January 27, 2006
---------------------------------------
John F. Steel IV

             *                                  Director                                               January 27, 2006
---------------------------------------
Robert W. Anderson, M.D.

             *                                  Director                                               January 27, 2006
---------------------------------------
Steven T. Frankel

                                                Director                                               January 27, 2006
---------------------------------------
Bradley A. Geier

* Executed on his behalf by John F. Steel IV, as attorney-in-fact.

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